UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 19, 2012

The Navigators Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, New York	10573
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 934-8999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2012, Mr. W. Thomas Forrester, 63, notified The Navigators Group, Inc. (the “Company”) that he will retire from the Board of Directors of the Company (the “Board”) effective as of May 24, 2012, the date of the Company’s Annual Stockholder Meeting and the conclusion of Mr. Forrester’s current term. Mr. Forrester is the chairman of the Audit Committee of the Board and also serves as a member of the Compensation and Finance Committees. Mr. Forrester has been a director of the Company since 2006.

While subject to the Board’s annual re-election, it is anticipated that Geoffrey E. Johnson, a current member of the Audit Committee, will succeed Mr. Forrester as chairman of the Audit Committee.

A copy of the Company’s press release, dated March 23, 2012, announcing Mr. Forrester’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Bruce J. Byrnes
	Name:	Bruce J. Byrnes
	Title:	Senior Vice President and General Counsel

Date: March 23, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated March 23, 2012.

2